EXHIBIT 99.1

Press Release

GeoPharma Announces Record Revenues FY 2004

LARGO, Fla., June 30 /PRNewswire-FirstCall/ — GeoPharma, Inc. (“GeoPharma”)(the “Company”)(Nasdaq: GORX) today announced record consolidated revenues for the fiscal year ended March 31, 2004 increasing 55.9% to approximately $22,970,000 as compared to approximately $14,731,500 for fiscal year 2003. Current fiscal year operations resulted in pretax net income of $1,319,000 with net income available to common shareholders of approximately $1,007,000, or $0.13 per basic share and $0.11 per fully diluted share for the fiscal year ended 2004 as compared to pretax net income of approximately $883,000 and net income available to common shareholders of approximately $1,030,000 or $0.15 per basic and fully diluted share for fiscal year 2003. Cash earnings per share for the fiscal year ended March 31, 2004 was $0.26 per basic share and $0.22 per fully diluted share representing net income available to common shareholders as adjusted for non-cash charges related to deferred income tax, compensation expense for warrants, stock and stock option grants, in addition to depreciation and amortization.

“We are very pleased with the growth and the operating results we achieved this past year and look forward to the future with our generic drug platform,” stated Mihir Taneja, Chief Executive Officer. “Based on our profitability and usage of our net loss carryforwards, the Company recorded a $311,000 charge related to deferred income tax expense as compared to a $147,000 tax benefit for the fiscal year ended March 31, 2003. Approximately $1 million has been spent on research and development expansion efforts this year comprised of approximately $450,000 in R&D-related machinery and laboratory equipment and $550,000 for R&D expenses. Our basic shares outstanding have increased 10% to approximately 7.7 million weighted average shares outstanding with our fully diluted shares increasing over 30% to 9.2 million weighted average shares due to our convertible financing and our stock option plans,” stated Carol Dore-Falcone, Vice President and Chief Financial Officer. “We believe our balance sheet is strong and well positioned for expansion with over $16 million in working capital as of March 31, 2004.”

In consideration of the direction that the company was geared towards over the past fiscal year, we have determined to include the participation of our President, Dr. Kotha Sekharam, in the year-end results conference call. The conference call will be hosted upon Dr. Kotha’s return to the United States in July and will be announced once scheduled.

GeoPharma, Inc. manufactures, packages, repackages and distributes a wide array of health-related products. GeoPharma is comprised of the contract manufacturing entity, Innovative Health Products and its two wholly owned subsidiaries, Belcher Pharmaceuticals and Breakthrough Engineered Nutrition. Innovative Health Products custom manufactures high-quality nutraceuticals, dietary supplements and vitamin supplements. Belcher Pharmaceuticals is an FDA-registered plant that manufactures and distributes over-the-counter and generic drugs. Breakthrough Engineered Nutrition markets and distributes its own proprietary line of branded consumer products for the low-carb and low-glycemic lifestyles. Breakthrough’s brands, Lean Protein and CarbSlim are distributed nationwide and are found in both mass retail and specialty outlets. For more about GeoPharma, Inc. go to our websites at http://www.onlineihp.com, http://www.leanprotein.com and http://www.carbslim.com.

This press release contains certain forward-looking statements, including those regarding the company and its subsidiaries’ expectations, intentions, strategies and beliefs pertaining to future performance. All statements contained herein are based upon information available to the company’s management as of the date hereof, and actual results may vary based upon future events, both within and without management’s control. Historical financial results of operations are condensed and should not be considered a complete disclosure of the Company’s annual results. Financial results are prepared in accordance with U.S. generally accepted accounting principles.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Fiscal Year ended March 31,

	2004	2003
Total Revenues	$22,969,844	$14,731,514

Gross Profit	$5,957,492	$4,018,809

SG&A	$4,758,293	$3,664,632

Other income / (expense), net	$231,610	$648,732

Income tax benefit(expense)	$(311,800)	$147,900

Preferred Dividends	$111,890	$120,031

Net income available to common shareholders	$1,007,119	$1,030,778

Basic earnings per common share outstanding	$0.13	$0.15

Basic weighted average common shares outstanding	7,682,258	7,073,266

Diluted earnings per common share outstanding	$0.11	$0.15

Diluted weighted average common shares outstanding	9,251,294	7,073,266

SAFE HARBOR PROVISIONS

Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by GeoPharma, Inc. (the “Company”), as well as those contained herein, that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis, are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and are based on assumptions made by management. Forward looking statements include without limitation statements regarding: (a) the Company’s growth and business expansion, including future acquisitions; (b) the Company’s financing plans; (c) trends affecting the Company’s financial condition or results of operations; (d) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (e) the declaration and payment of dividends; and (f) the Company’s ability to respond to changes in customer demand and regulations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When issued in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are generally intended to identify forward-looking statements.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment related to the health care and nutraceutical industry; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost and expenses, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; (iv) changes in technology or customer requirements, which could render the Company’s technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales and (vi) its customers’ willingness to accept its Internet platform in the future. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings “Business,” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in this Form 10-KSB as of and for the year ended March 31, 2004 which was filed on June 29, 2004. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this advertisement are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, governmental approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company’s filings with the Securities and Exchange Commission